BAY EQUITY, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2021

Table of Contents

Page
Independent Auditors’ Report	1
Balance Sheet	4
Statement of Income	5
Statement of Changes in Members' Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8
Supplementary Information	23
Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements	23
Computation of Capital Requirements Pursuant to GNMA Requirements	24
Computation of Adjusted Net Worth Pursuant to GNMA Requirements	25
Computation of Liquid Assets Requirement Pursuant to GNMA Requirements	26
Computation of Insurance Requirement Pursuant to GNMA Requirements	27
FHA Lender Recertification - Financial Data Template	28
Independent Auditor’s Report on Compliance for Each Major HUD Program and Report on Internal Control Over Compliance Required by the Consolidated Audit Guide For Audits of HUD Programs	30
Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	33

INDEPENDENT AUDITOR’S REPORT

To the Members
Bay Equity, LLC
Concord, CA

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Bay Equity, LLC (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS) and the standards applicable to financial audits contained in Government Auditing Standards (GAS), issued by the Comptroller General of the United States. Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statements” section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

800.221.2509 | Flower Mound | 4880 Long Prairie Road, Suite 100 | Flower Mound, TX 75028 | p 972.221.2500 | f 972.436.887
khaaccountants.com | Denton | 2717 Wind River Lane, Suite 130 | Denton, TX 76210 | p 940.591.9300 | f 940.591.9334

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS and Government Auditing Standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in aggregate, they would influence the judgement made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS and Government Auditing Standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information, as listed in the table of contents, is presented for purposes of additional analysis as required by the Uniform Financial Reporting Standards issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General, and is not a required part of the financial statements.

Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplementary information is fairly stated, in all material respects, in relation to the financial statements as a whole.

Other Reporting Required by Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated March 22, 2022 on our consideration of the Company’s internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the Company’s internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the Company’s internal control over financial reporting and compliance.

Flower Mound, Texas

March 22,2022

Bay Equity, LLC
Balance Sheet
December 31, 2021

December 31, 2021
Assets
Current assets
Cash and cash equivalents	$42,944,205
Escrow cash	830,914
Accounts receivable	12,307,399
Mortgage loans held for sale, at fair value	321,684,344
Derivative assets	3,354,992
Prepaid expenses	1,767,869
Total current assets	382,889,723
Property and equipment
Computer software	1,349,539
Computer and equipment	4,586,933
Furniture and fixtures	847,780
Leasehold improvements	365,884
Transportation equipment	187,667
Less: accumulated depreciation	(6,026,670)
Total property and equipment	1,311,133
Other Assets
Restricted cash	2,310,292
Mortgage servicing rights, at fair value	27,658,375
Deposits	255,947
Total other assets	30,224,614
Total assets	$414,425,470
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$5,626,303
Escrow payable	798,252
Accrued payroll expenses	32,890,121
Warehouse lines of credit	304,292,503
Total current liabilities	343,607,179
Long term liabilities
Reserve for loan losses	8,235,151
Total long term liabilities	8,235,151
Total liabilities	351,842,330
Members’ equity	62,583,140
Total liabilities and members’ equity	$414,425,470

The notes to financial statements are an integral part of this statement.

Bay Equity, LLC
Statement of Income
For the Year Ended December 31, 2021

Year Ended
December 31, 2021
Revenues
Loan origination fees, net of direct costs of $18,735,262	$211,370,532
Gain on sale of mortgage loans, net of direct costs of $19,283,357	131,951,854
Servicing fee income, net of direct costs of $2,369,681	6,478,406
Interest income	14,004,610
Total revenues	363,805,402
Operating expenses
Salaries, commissions, and benefits	238,882,284
General and administrative expenses	15,378,146
Occupancy expenses	14,111,507
Interest expense	13,683,418
Advertising	6,829,755
Legal and professional expense	8,393,589
Depreciation	617,571
Total operating expenses	297,896,270
Income before provision for income tax	65,909,132
Provision for income tax
Income taxes	780,857
Total provision for income tax	780,857
Net income	$65,128,275
The notes to financial statements are an integral part of this statement.

Bay Equity, LLC
Statement of Changes in Members’ Equity
For the Year Ended December 31, 2021

	Unit Class		Total
	Class A	Class B
Members’ equity, January 1, 2021	$28,688,581	$38,448,662	$67,137,243
Distributions to members	(29,567,333)	(40,115,045)	(69,682,378)
Net income	27,577,163	37,551,112	65,128,275
Members’ equity, December 31, 2021	$26,698,411	$35,884,729	$62,583,140

The notes to financial statements are an integral part of this statement.

Bay Equity, LLC
Statement of Cash Flows
For the Year Ended December 31, 2021

Year Ended
December 31, 2021
Cash flows from operating activities
Net income	$65,128,275
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,419,868
Gain on sale of mortgage loans	(131,951,854)
Depreciation	617,571
Loss on disposal of property and equipment	5,249
(Increase) decrease in assets:
Accounts receivable	(475,840)
Proceeds from sale and principal payments on mortgage loans held for sale	8,729,659,597
Originations and purchases of mortgage loans held for sale	(8,301,697,632)
Derivative assets	398,814
Prepaid expenses	(658,955)
Mortgage servicing rights	(7,273,714)
Deposits	10,460
Increase (decrease) in liabilities:
Accounts payable	(10,234,592)
Escrow payable	(1,129,282)
Accrued payroll expenses	(5,031,314)
Derivative liabilities	(3,718,028)
Reserve for loan losses	(714,838)
Net cash used in operating activities	334,353,785
Cash flows from investing activities
Purchase of property and equipment	(718,558)
Net cash used in investing activities	(718,558)
Cash flows from financing activities
Distributions to members	(69,682,378)
Principal payment of note payable	(72,782)
Net payments on warehouse lines of credit	(278,263,406)
Net cash provided by financing activities	(348,018,566)
Net decrease in cash and cash equivalents, restricted cash and escrow cash	(14,383,339)
Cash and cash equivalents, restricted cash and escrow cash at beginning of year	60,468,750
Cash and cash equivalents, restricted cash and escrow cash at end of year	$46,085,411
Supplemental disclosure of cash flow information
Cash paid for interest	$14,024,682
Cash paid for taxes	780,857
The notes to financial statements are an integral part of this statement.

Bay Equity, LLC
Notes to Financial Statements

Note 1. Nature of organization

Bay Equity, LLC (the Company) was formed in the State of California on June 12, 2007, for the purpose of originating real estate mortgages for sale to government-sponsored enterprises (GSE) or third-party investors in the secondary market.

The Company is approved as a Title II, non‐supervised direct endorsement mortgagee with the United States Department of Housing and Urban Development (HUD). In addition, the Company is an approved issuer with the Government National Mortgage Association (GNMA), as well as an approved seller and servicer with the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC).

The Company is regulated by the Department of Business Oversight under the California Residential Mortgage Lending Act and various respective agencies in states in which it is approved to operate. The Company operates retail branches in Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Massachusetts, Minnesota, Missouri, Montana, North Carolina, New Hampshire, Nevada, New Mexico, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Washington, Wisconsin and Wyoming.

Note 2. Summary of Significant Accounting Policies

Accounting estimates

When preparing financial statements in conformity with U.S. generally accepted accounting principles (GAAP), management must make estimates based on future events that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all demand deposits, money market funds, and cash on hand, as well as highly liquid investments, purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balances at various financial institutions where its accounts are insured by the Federal Deposit Insurance Corporation. At December 31, 2021, cash balances exceeded the federally insured limits. However, this at risk amount is subject to fluctuation on a daily basis. The Company has not experienced any losses in such accounts and believes that it is not exposed to any significant risk with respect to such deposits.

Restricted cash

The Company maintains certain cash balances that are restricted for a specific purpose and require third party approval prior to the release of the cash.

Allowance for uncollectible receivables

Revenues are generally received from borrowers and wholesale investors within twenty to thirty days of funding. Realized loan losses are charged to expense as incurred. Based on the timing of loan funding and historical loan losses, management believes no allowance for uncollectible receivables is necessary.

Note 2. Summary of Significant Accounting Policies, continued

Mortgage loans held for sale

Mortgage loans held for sale are carried at fair value under the fair value option with changes in fair value recorded in gain on sale of mortgage loans on the statement of income. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor purchase commitment, assignment of trade (AOT) or other mandatory delivery commitment prices. The Company bases loans committed to Agency investors based on the Agency’s quoted Mortgage Backed Security (MBS) prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as MBS prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information is based on third party broker quotations, the underlying collateral adjusted for a valuation allowance, or market bid pricing.

Mortgage servicing rights

FASB ASC 860‐50, Transfers and Servicing, requires that Mortgage Servicing Rights (MSRs) initially be recorded at fair value at the time the underlying loans are sold. To determine the fair value of the MSR created, the Company uses a valuation model that calculates the net present value of future cash flows. The valuation model incorporates assumptions that market participants would use in estimating future net servicing revenue, including the estimated discount rate, the cost of servicing, objective portfolio characteristics, contractual service fees, ancillary income and late fees, float value, and default rates. MSRs are not actively traded in open markets; accordingly, considerable judgment is required to estimate their fair value, and changes in these estimates could materially change the estimated fair value. The Company receives a base servicing fee monthly on the outstanding principal balances of the loans, which is collected from investors.

After initially recording the MSRs at the discounted present value expected to be realized from performing specified mortgage servicing activities for others as MSRs, the Company has elected to subsequently report its MSRs at fair value, during which time the Company is exposed to fair value risk related to changes in the fair value of the Company’s MSRs. As interest rates decrease, mortgage refinancing activity may increase, resulting in faster prepayment speeds of the loans underlying the MSRs, which results in a reduction of the MSRs’ fair value. Conversely, as mortgage interest rates rise, prepayment speeds are usually slower and the value of the MSR asset generally increases. Changes in fair value are recorded in gain on sale of mortgage loans on the statement of income in the period in which changes in fair value occur. The Company obtains a valuation from an independent third party on a monthly basis to support the reasonableness of the fair value estimate generated by the Company’s internal model. MSRs are also evaluated at the end of each reporting period to determine that capitalized amounts are not in excess of their estimated fair value. Estimates of remaining loan lives and prepayment speeds are incorporated into the model. These inputs can, and generally do, change from period to period as market conditions change. Changes in these estimates could materially change the estimated fair value.

Note 2. Summary of Significant Accounting Policies, continued

Revenue recognition

FASB ASC 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. The majority of the Company’s revenue generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as the Company’s loans and derivatives, as well as revenue related to the Company’s mortgage servicing activities, as these activities are subject to other GAAP discussed elsewhere within the Company’s disclosures.

Sale of mortgage loans

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of mortgage loans on the statement of income. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. If the related mortgage servicing right (MSR) is retained, the MSR addition is recorded in gain on sale of mortgage loans held on the statement of income. Gain on sale of mortgage loans held also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and their creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Loan origination fees and expenses

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent a flat per‐loan fee amount based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded. Loan origination expenses are charged to operations as incurred.

Interest income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status.

Note 2. Summary of Significant Accounting Policies, continued

Servicing fee income

Loan servicing fees includes contractually specified servicing fees, late charges, prepayment penalties, and other ancillary charges net of amounts paid to the sub-servicer. Servicing encompasses, among other activities, the following processes: billing, collection of payments, movement of cash to the payment clearing accounts, investor reporting, customer service, recovery of delinquent payments, instituting foreclosure, and liquidation of the underlying collateral. The Company recognizes servicing and ancillary fees as they are earned, which is generally upon collection of payments from the borrower.

Sale of mortgage servicing rights

A transfer of servicing rights related to loans previously sold qualifies as a sale at the date on which title passes, if substantially all risks and rewards of ownership have irrevocably passed to the transferee and any protection provisions retained by the transferor are minor and can be reasonably estimated. In addition, if a sale is recognized and only minor protection provisions exist, a liability should be accrued for the estimated obligation associated with those provisions.

Advertising

Advertising is expensed as incurred. Advertising expenses for the year ended December 31, 2021 on the accompanying statement of income is $6,829,755.

Derivative instruments

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (interest rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the statement of income in gain on sale of mortgage loans. Fair value is based upon changes in the fair value of the underlying mortgages, estimated to be realizable upon sale into the secondary market. Fair value estimates also take into account loan commitments not expected to be exercised by customers for whatever reason, commonly referred to as fall out.

The Company manages the interest rate risk associated with its outstanding interest rate lock commitments and loans held for sale by entering into derivative loan instruments such as forward loan sales commitments, mandatory delivery commitments, options and futures contracts, whereby the Company maintains the right to deliver residential loans to investors in the future at a specified yield. Fair value is based on the estimated amounts that the Company would receive or pay to terminate the commitment at the reporting date. The Company takes into account various factors and strategies in determining the portion of the mortgage pipeline it wants to economically hedge. Management expects the derivatives will experience changes in fair value opposite to changes in the fair value of the derivative loan commitments and loans held for sale, thereby reducing earnings volatility.

Note 2. Summary of Significant Accounting Policies, continued

Property and equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using a straight-line method over the estimated useful life of each asset, which is generally three to five years.

Long-lived assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is evaluated by comparing the carrying value of the asset to the undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment loss is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. The Company did not identify any long-lived assets as being impaired during the year ended December 31, 2021.

Income and other taxes

The Company is a limited liability company that reports income as a partnership for federal income tax purposes. Accordingly, income taxes are the responsibility of the Company’s members. The Company incurs various states and local fees and taxes.

The Company is required to recognize, measure, classify, and disclose in the financial statements uncertain tax positions taken or expected to be taken in the Company’s tax return. Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Various taxing authorities, including the IRS, may audit the Company. Generally, the Company’s tax returns remain open for Federal income tax examination for 3 years from the date of filing and for state franchise tax examination for 4 years from the date of filing.

Application of new accounting standard

During the year ended December 31, 2020, the Company adopted ASU No. 2016‐18, Statement of Cash Flows (Topic 230) – Restricted Cash (ASU 2016‐18). ASU 2016‐18 requires that a statement of cash flows explain the change during the reporting period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning‐of‐period and end‐of period total amounts shown on the statements of cash flows. Accordingly, the Company retrospectively changed the presentation of its statements of cash flows to conform to the requirements of ASU 2016‐18.

Note 2. Summary of Significant Accounting Policies, continued

Risks and uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale not committed to investors and commitments to originate loans, which may negatively impact the Company’s operations. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale or serviced by the Company.

The Company sells loans to investors without recourse. As such, the investors have assumed the risk of loss or default by the borrower. However, the Company is usually required by these investors to make certain standard representations and warranties relating to credit information, loan documentation and collateral. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these investors for any losses from borrower defaults. In addition, if loans pay‐off within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the investors.

The Company’s business requires substantial cash to support its operating activities. As a result, the Company is dependent on its warehouse lines of credit, and other financing facilities in order to finance its continued operations. If the Company’s principal lenders decided to terminate or not to renew any of these financing facilities with the Company, the loss of borrowing capacity could have a material adverse impact on the Company’s financial statements unless the Company found a suitable alternative source.

Loan loss reserve

Loans sold to investors by the Company that met investor and agency underwriting guidelines at the time of sale may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write‐offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write offs against the loan loss reserve.

Note 3. Mortgage loans held for sale

Mortgage loans held for sale are as follows at December 31, 2021:

Mortgages held for sale	$313,114,499
Fair value adjustment	8,569,845
Total mortgage loans held for sale	$321,684,344

Note 4. Derivative Instruments

The Company enters into interest rate lock commitments (IRLCs) to originate residential mortgage loans held for sale, at specified interest rates and within a specific period of time (generally between 30 and 90 days), with customers who have applied for a loan and meet certain credit and underwriting criteria. These IRLCs meet the definition of a derivative and are reflected on the balance sheets at fair value with changes in fair value recognized in gain on sale of mortgage loans on the statement of income. Unrealized gains and losses on the IRLCs, reflected as derivative assets and derivative liabilities, respectively, are measured based on the fair value of the underlying mortgage loan, quoted agency mortgage backed security (MBS) prices, estimates of the fair value of the MSRs and the probability that the mortgage loan will fund within the terms of the IRLC, net of commission expense and broker fees. The fair value of the forward loan sales commitment and mandatory delivery commitments being used to hedge the IRLCs and mortgage loans held for sale not committed to investors are based on quoted agency MBS prices.

The key unobservable inputs used in determining the fair value of IRLCs are as follows for the year ended December 31, 2021:

Percentage
Pull through rate	93.00%
Average cost to originate	2.55%

The following summarizes derivative instruments at December 31, 2021:

	Fair Value	Notional Amount
Interest rate lock commitment - gain	$3,236,109	$357,193,080	(a)
Forward delivery contract - gain	118,883	377,931,369
Total	$3,354,992

(a) Net of pull through

The Company has exposure to credit loss in the event of contractual non-performance by its trading counterparties in derivative instruments that the Company uses in its rate risk management activities. The Company manages this credit risk by selecting only counterparties that the Company believes to be financially strong, spreading the risk among multiple counterparties, by placing contractual limits on the amount of unsecured credit extended to any single counterparty and by entering into netting agreements with counterparties, as appropriate.

Note 5. Accounts Receivable

The following summarizes accounts receivable at December 31, 2021:

Receivables from investors	$8,312,498
Receivable from borrowers	478,085
Receivable from broker dealers	29,708
Receivable from sub-servicer	3,355,172
Other receivables	131,936
Total accounts receivable	$12,307,399

The receivable from investors represents amounts due on the sale of loans and advanced on behalf of borrowers on housing finance agency and GSE loans. The receivable from borrowers represents interest due from borrowers and amounts advanced on behalf of the borrowers for the payment of taxes and insurance. The receivable from broker dealers represents either monies advanced or monies due from the settlement of hedging securities. The receivable from sub-servicer represents amounts advanced on behalf of borrowers for the payment of taxes and insurance and amounts due for mortgage servicing income. Other receivables include amounts due from employee advances and revenue on brokered loans. The Company reports these receivables at fair value. Receivables are short term in nature and generally settled shortly after the sale of loans, and therefore the carrying amount approximates fair value. No allowance for uncollectible receivables has been established at December 31, 2021, as management has determined that all amounts are fully collectible.

Note 6. Mortgage servicing rights

The following summarizes the activity of MSRs for the year ended December 31, 2021:

	Loan Count	UPB
Servicing Portfolio UPB at beginning of year	8,108	$2,608,645,432
Additions obtained from sale of financial assets	3,526	1,209,707,219
Decrease, including sales and loan payoffs	(3,139)	(1,031,466,511)
Other Changes (Principal reductions)	—	(98,135,578)
Servicing Portfolio UPB at end of year	8,495	$2,688,750,561

Balance at beginning of year		$20,384,661
Additions obtained from sale of financial assets		11,945,340
Decrease, including sales and loan payoffs		(9,501,252)
Unrealized gain/loss		4,829,626
Balance at end of year		$27,658,375

At December 31, 2021, the unpaid principal balance of mortgage loans serviced approximated $2,688,750,561. Conforming conventional loans serviced by the Company are sold to FNMA and FHLMC on a non‐recourse basis, whereby foreclosure losses are generally the responsibility of FNMA and FHLMC, and not the Company. The government loans serviced by the Company are secured through GNMA, whereby the Company is insured against loss by FHA or partially guaranteed against loss by the Veterans Administration.

The fair value of capitalized MSRs at December 31, 2021 was approximately $27,658,375.

Note 7. Warehouse lines of credit

Mortgage loans held for sale are pledged as collateral for bank warehouse credit lines and purchase participation facilities. At December 31, 2021, the Company had $760,000,000 of these facility line borrowings available that are payable subject to terms customary under mortgage warehousing line of credit agreements.

	Facility Limit	Outstanding
Warehouse credit facilities	$535,000,000	$204,844,200
Purchase participation facility	225,000,000	99,448,303

Under the terms of these credit lines, the Company is required to maintain various financial and other covenants. These financial covenants include, but are not limited to, maintaining (i) a minimum tangible net worth, (ii) a minimum liquidity, (iii) a minimum current ratio, (iv) a maximum ratio of total liabilities to net worth, (v) a maximum leverage ratio and (vi) pre-tax net income requirements.

Interest rates and fees charged are based on the LIBOR cost of funds index plus margins ranging from 2.10% to 3.00% and various per file charges ranging from $65 to $250.

Note 8. Members’ equity

The Company has authorized and issued two classes of ownership units as of December 31, 2021 as follows:

	Units Authorized	Units Issued & Outstanding
Class A Units	3,250,000	2,958,335
Class B Units	8,300,000	4,046,523
Class D Units	4,000,000	—
	15,550,000	7,004,858

Holders of Class A and B units are entitled to one vote for each unit held. Class A , B and D holders have pro-rata distribution rights in proportion to each holder’s positive capital account balance.

The Company is authorized to issue 1,868,867 compensatory class B units for future performance incentives for officers, managers, agents, or consultants. As of December 31, 2021, the Company had issued 1,865,708 compensatory units. Total distributions paid to class A unit holders in 2021 was $29,567,333. Total distributions paid to class B unit holders in 2021 was $40,115,045.

Class D unit members receive a preferred return of 8% per annum and are not entitled to voting privileges. After the class D unit preferred return, Class A, B, and D holders have pro-rata distribution rights in proportion to each holder’s positive capital account balance until the class D capital is returned in full. Class D units may be redeemed by the holders after one month subject to the Board of Managers approval. If the redemption is not approved by the Company and the unit holding period is 1 year or more, the units may be converted to Class B units, at the option of the holder, at a fixed conversion ratio of 2 for 1. Class D units may be redeemed by the Company at any time, with a 10-day notice provided to the holders, at the issue price of $1.50 per unit. There were no outstanding class D units at December 31, 2021.

Note 8. Members’ equity, continued

On December 31, 2021, the members of the Company contributed all of their membership interest to BE Holdco, LLC in exchange for all of membership interests of BE Holdco, LLC.

Note 9. Escrow Accounts

Cash assets held in escrow on behalf of borrowers and investors (escrow liability) are maintained in custodial accounts by a federally insured bank. At December 31, 2021, the escrow liability and cash held in demand deposit accounts was $798,252 and $830,914, respectively.

Note 10. Employee benefit plan

The Company has a qualified 401(k) Plan (the "Plan"), effective January 1, 2010, to provide retirement and incidental benefits for its employees. Full-time employees and part-time employees of the Company are eligible to participate in the Plan after 90 days of employment following their date of hire. The Company may make contributions to the Plan in an amount which is determined annually by the Board of Managers of the Company at the end of each Plan year. The Company has the right under the Plan to amend or terminate the Plan. Company contributions were $0 in 2021.

Note 11. Commitments and contingencies

Loan loss reserve

The Company's revenues are derived primarily from the origination and sale of mortgage loans secured by residential real estate throughout the United States. The Company utilizes a combination of warehouse lines of credit, other liabilities and equity to fund the mortgage loans it originates. The Company records the mortgage loans it funds at fair value.

The Company sells loans it originates both servicing retained and servicing released. Under a servicing released sale, the Company sells the rights to future principal and interest from the loan as well as the rights to future loan servicing income. Further, on a servicing release sale, the risk of loss or default by the borrower is generally transferred to the investor. However, the Company is required by these investors to make certain representations relating to credit information, loan documentation and collateral. These representations and warranties may extend through the contractual life of the mortgage loan.

Subsequent to the sale, if deficiencies in the loan are discovered, the Company may be obligated to repurchase the respective mortgage loan or indemnify the investors for any losses from borrower defaults, if such deficiency or defect cannot be cured within the specified period following discovery. In the case of early payoffs and early defaults on certain loans, the Company may be required to repay all, or a portion of, the premium initially paid by the investor. The estimated obligation associated with early payoffs and early defaults is calculated based on historical loss experience by type of loan.

Note 11. Commitments and contingencies, continued

Loan loss reserve, continued

The obligation for losses related to the representations and warranties and other provisions discussed above is initially recorded at its estimated fair value, which includes a projection of expected future losses as well as a market based premium. On servicing release loans, the Company does not maintain nor have access to the current balances and loan performance data with respect to the individual loans previously sold to investors. Accordingly, the Company is unable to determine, with precision, its maximum exposure under its representations and warranties. However, the Company utilizes the original loan balance (before it was sold to an investor), historical and projected loss frequency and loss severity ratios by loan segment, claims history (adjusted for recent trends in claims experience) as well as analyses of loss claims in process to estimate its exposure to losses on loans previously sold.

Accordingly, subsequent adjustments to the obligation, if any, are not made based on changes in the fair value of the obligation, which might include an estimated change in losses that may be expected in the future, but are made once further losses are estimated to be both probable and estimable.

As of December 31, 2021, the Company estimated the future losses due to representation and warranty issues to be $8,235,151 based on the methodology described above. Given current general industry trends in mortgage loans, the impact of the health pandemic and housing prices, market expectations around losses related to the Company's obligations could vary significantly from the estimated obligation recorded as of the balance sheet date above.

The activity in the loan loss reserve for mortgage loans held for sale is as follows for the year ended December 31, 2021:

Balance at the beginning of the year	$7,530,121
Provision for loan losses	1,419,868
Charges to Reserve	(714,838)
Balance at the end of the year	$8,235,151

Because of the uncertainty in the various estimates underlying the loan loss reserve, there is a range of losses in excess of the recorded loan loss reserve that is reasonably possible. The estimate of the range of possible loss for representations and warranties does not represent a probable loss and is based on current available information, significant judgment, and a number of assumptions that are subject to change.

Regulatory contingencies

The Company is subject to periodic audits and examinations, both formal and informal in nature, from various federal and state agencies, including those made as part of regulatory oversight of mortgage origination, servicing and financing activities. Such audits and examinations could result in additional actions, penalties or fines by state or federal governmental bodies, regulators or the courts.

Note 11. Commitments and contingencies, continued

Commitments to extend credit

The Company enters into IRLCs with borrowers who have applied for residential mortgage loans and have met certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change and the underlying loan is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor’s residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon.

Operating leases

The Company leases office space and equipment under various operating lease arrangements expiring through February 2026. The Company subleased certain office spaces to third parties during the year ended December 31, 2021. Total sublease income, included in occupancy expense was approximately $540,000.

Total rent expense under all operating leases amounted to $5,341,779 for the year ended December 31, 2021, and is included in occupancy expense on the accompanying statement of income.

Future minimum rental payments under long‐term operating leases are as follows:

Years ending December 31,
2022	$5,717,718
2023	1,666,027
2024	315,955
2025	140,296
Thereafter	64,624
$7,904,620

Litigation and regulatory

From time to time, the Company is routinely and currently involved in a number of legal proceedings, including, but not limited to, judicial, arbitration, regulatory and governmental proceedings related to matters that arise in connection with the conduct of the Company’s business. The Company seeks to resolve all legal proceedings and other matters in the manner management believes is in the best interest of the Company and contests liability, allegations of wrongdoing and, where applicable, the amount of damages or scope of any penalties or other relief sought as appropriate in each pending matter.

Based on current knowledge, and after consultation with counsel, management believes that the current legal accrued liability within accounts payable and accrued expenses, is appropriate, and the amount of any incremental liability arising from these matters is not expected to have a material adverse effect on the financial condition of the Company.

Note 11. Commitments and contingencies, continued

In accordance with the regulatory requirements of HUD, governing non‐supervised, direct endorsement mortgagees, the Company is required to maintain a minimum net worth (as defined by HUD Title II requirements). As of December 31, 2021, the Company had adjusted net worth of $60,692,394 and liquid assets of $42,944,205.

In accordance with the regulatory and enhanced requirements of GNMA, governing issuers of GNMA securities, the Company is required to maintain a net worth (as defined by GNMA) of $2,620,378. At December 31, 2021, the Company exceeded the regulatory net worth requirement by $58,072,016.

Note 12. Fair value measurements

FASB ASC 820, Fair Value Measurements and Disclosures, (ASC 820) defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not assumptions specific to the entity.

ASC 820 specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon the market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted market prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

While the Company believes its valuation methods are appropriate and consistent with those used by other market participants, the use of different methods or assumptions to estimate the fair value of certain financial statement items could result in a different estimate of fair value at the reporting date. The significant unobservable inputs used in the fair value measurement may result in significantly different fair value measurements if any of those inputs were to change in isolation. Generally, a change in the assumptions used in the fair value measurement would be accompanied by a directionally opposite change in other assumptions. Those estimated values may differ significantly from the values that would have been used had a readily available market for such items existed, or had such items been liquidated, and those differences could be material to the financial statements.

Note 12. Fair value measurements, continued

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2021.

Mortgage loans held for sale – The fair value of mortgage loans held for sale based on Level 2 inputs is determined, when possible, using either quoted secondary‐market prices or investor purchase commitments. If no such quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or assets, adjusted for the specific attributes of that loan, which would be used by other market participants.

Derivative instruments – The fair value of IRLCs is derived by valuation models incorporating market pricing for instruments with similar characteristics, commonly referred to as best execution pricing, or investor commitment prices for best effort IRLCs. The valuation models used to value the IRLCs have unobservable inputs, such as an estimate of the fair value of the servicing rights expected to be recorded upon sale of the loans, estimated costs to originate the loans, and the pull through rate, and are therefore classified as Level 3 within the fair value hierarchy.

The fair value of forward sale commitments is based on unobservable market pricing for similar instruments and are therefore classified as Level 3 within the fair value hierarchy.

Mortgage servicing rights – The fair value of MSRs is difficult to determine because MSRs are not actively traded in observable stand‐alone markets. Management uses a discounted cash flow approach to estimate the fair value of MSRs. This approach consists of projecting servicing cash flows discounted at a rate that management believes market participants would use in their determinations of fair value. The key assumptions used in the estimation of the fair value of MSRs include prepayment speeds, discount rates, default rates, cost to service, contractual servicing fees, escrow earnings and ancillary income. The fair value of MSRs is based on unobservable market pricing for similar instruments and are therefore classified as Level 3 within the fair value hierarchy.

Assets and liabilities measured at fair value

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2021:

Description	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale	$—	$321,684,344	$—	$321,684,344
Derivative assets	—	—	3,354,992	3,354,992
Mortgage servicing rights	—	—	27,658,375	27,658,375
	$—	$321,684,344	$31,013,367	$352,697,711

Note 13. Concentrations

The Company sold approximately 45% of its originated loans to two investors during the year. Management believes no risk is present under these arrangements due to an active market of investors available to purchase mortgage loans.

Note 14. Report on compliance with servicing standards for mortgage bankers

The Company utilizes a third-party servicing entity to perform all servicing functions (sub-servicing) on its portfolio of loans for which it retains servicing rights. Accordingly, the Company obtained the servicing· entity's Report on Compliance with Servicing Standards for Mortgage Bankers certifying that the Servicing Entity complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's "Uniform Single Attestation Program for Mortgage Bankers (USAP)" as of and for the year ended December 31, 2021.

Note 15. Subsequent events

On January 11, 2022, Redfin, a public entity, entered into a merger agreement with BE Holdco, LLC. Under the terms of the merger agreement, the purchase price is estimated to be $135 million, which represents a $72.50 million premium over the Company’s estimated tangible book value as of December 31, 2021. The final purchase price will be determined by the same premium over the tangible book value as of the closing date, subject to certain transaction related adjustments. Two-thirds of the purchase price will be paid in cash and one-third will be paid in Redfin stock. The transaction is scheduled to close in April 2022.

The Company has evaluated subsequent events through March 22, 2022, the date which the financial statements were available to be issued.

Bay Equity, LLC
Supplementary Information

Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements
December 31, 2021

FHA servicing portfolio at end of fiscal year under audit	$34,393,736
FHA originations - FHA-insured Title II loan originations during the fiscal year	938,462,597
FHA purchases - FHA-insured Title II third-party originator purchases during the fiscal year	—
Total FHA loan activity	972,856,333
FHA-insured Title II loan originations retained at the fiscal year end	34,566,863
FHA-insured Title II third-party originator purchases retained at the end of fiscal year	—
Adjustments	34,566,863
Total adjusted FHA loan activity	938,289,470
Minimum net worth required	1,000,000
Additional net worth required (If adjusted FHA loan activity is greater than $25 million, then subtract $25 million from adjusted FHA loan activity and multiply the results by 1%)	9,132,895
Total net worth required	$2,500,000
Members’ equity per balance sheet	62,583,140
Less: unacceptable assets	(1,890,746)
Adjusted net worth for HUD purposes	60,692,394
Less: minimum net worth required	2,500,000
Adjusted net worth above minimum net worth required	$58,192,394

Computation of Capital Requirements Pursuant to GNMA Requirements
December 31, 2021

A.Capital requirement for depository institutions:

Tier 1 capital	$—
Total capital	$—

Risk-based assets	$—
Total assets	$—

Tier 1 capital-total assets
Tier 1 capital-risk-based assets
Total capital-risk-based assets

Meets requirement?
(yes-no)

5% of tier 1 capital-total assets	$—
6% of tier 1 capital-risk-based assets	$—
10% of total capital-risk-based assets	$—

B.Capital requirement for nondepository institutions:

Total adjusted net worth	$60,692,394
Total assets	$414,425,470
		Meets requirement?
		(yes-no)

Total assets	15%	Yes

Computation of Adjusted Net Worth Pursuant to GNMA Requirements
December 31, 2021

A. Adjusted net worth calculation:
Members’ equity per statement of financial condition at end of reporting period			$62,583,140
Less:
Itemized unacceptable assets
1. Transportation equipment		$122,877
2. Prepaid expenses		$1,767,869
3.		$—
Total unacceptable assets			$1,890,746

Adjusted net worth			$60,692,394

B. Required net worth calculation:
Unpaid principal balance (UPB) of securities outstanding
	UPB in $	# of pools
Single family	$34,393,736	26
Multifamily	$—
HMBS	$—
MH	$—

		Total UPB	$34,393,736

Plus:

Outstanding balance of available commitment authority and pools funded

Single family	$122,981,776
Multifamily	$—
HMBS	$—
MH	$—
		Total	$122,981,776

Total outstanding portfolio, commitment authority, and pools funded			$157,375,512
Required net worth			$3,050,814

C. Excess (deficit) net worth:			$57,641,580

Computation of Liquid Assets Requirement Pursuant to GNMA Requirements
December 31, 2021

A. Liquid asset calculation:
Required net worth		$2,620,378

Acceptable liquid assets
1.Cash in banks	$42,944,205
2.	$—
3.	$—
4.	$—
5.	$—
6.	$—

Total liquid assets		$42,944,205

B. Required liquid asset:
Meets requirement?
Single-family issuer liquidity requirement		(yes-no)
(Greater of $1,000,000 or .10% of outstanding single-family securities)	$1,000,000	Yes

Meets requirement?
All other issuer types liquidity requirement		(yes-no)
(Total liquid assets-required net worth)

Multiple program participation
Liquid assets	Required	Actual
Single family	$—	$—
Multifamily	$—	$—
HMBS	$—	$—	Meets requirement?
MH	$—	$—	(yes-no)
Total	$—	$—

Computation of Insurance Requirement Pursuant to GNMA Requirements
December 31, 2021

A. Identification of affiliated Ginnie Mae Issuers:
Affiliated Ginnie Mae issuers:	None
(Issuer name and Ginnie Mae issuer identification number)

Affiliated issuers on same insurance policies:	None
(Issuer name and Ginnie Mae issuer identification number)

B. Required insurance calculation:

Servicing Portfolio:
Ginnie Mae	$63,757,760
Fannie Mae	$1,237,550,541
Freddie Mac	$1,387,442,260
Conventional (other)	$—
Remaining principal balance of total servicing portfolio	$2,688,750,561
Required fidelity bond coverage	$3,635,938
Required mortgage servicing errors and omissions coverage	$3,635,938

C. Verification of insurance coverage:

Fidelity bond coverage at end of reporting period	$10,000,000
Mortgage servicing errors and omissions coverage at the end of reporting period	$10,000,000

D. Excess (deficit) insurance coverage:
Fidelity bond coverage	$6,364,062
Required mortgage servicing errors and omissions coverage	$6,364,062

E. Policies contain the required elements
Fidelity bond coverage	Yes
Mortgage servicing errors and omissions coverage	Yes

FHA Lender Recertification - Financial Data Template
As of and For the Year Ended December 31, 2021
Balance Sheet - Assets

Line Item #	Title	Value
100	Cash and Cash Equivalents	$42,944,205
101	Escrow Deposit Cash	$830,914
102	Restricted Cash / Compensating Balances	$2,310,292
103	Trading Account Securities	$—
104	Net Mortgage Servicing Rights	$27,658,375
105	Other Real Estate Owned at Net Realizable Value	$—
106	Loans Held for Investment	$—

Balance Sheet - Unacceptable Assets

Line Item #	Title	Value
200	Pledged Assets	$—
201	Assets Due from an Officer, Stockholder, or Related Entity	$—
202	Personal Interest Investment	$—
203	Investment in Related Entity, Greater than Equity as Adjusted	$—
204	Intangible Assets, Net of Amortization	$—
205	Value of Servicing Contract in Accordance with ASC 948 and ASC 860	$—
206	Assets not Readily Marketable	$—
207	Marketable Security in Excess of Cost or Market	$—
208	Amount in Excess of Foreclosure Value	$—
209	Assets used for Personal Enjoyment	$—
210	Other Unacceptable Assets	$122,877
211	Contributed Property in Excess of Appraised Value	$—
212	Real Property	$—
213	Prepaid Expenses	$1,767,869
214	Deferred Tax Asset	$—
215	Total Unacceptable Assets	$1,890,746

Balance Sheet - Liability

Line Item #	Title	Value
300	Escrows Payable	$798,252

Statement of Operations and Equity - Revenue

Line Item #	Title	Value
400	Gross Interest Income	$14,004,610
401	Net Marketing Gain (Loss) on Loans and MBS sold with servicing retained	$24,719,344
402	Net Marketing Gain (Loss) on Loans and MBS sold with servicing released including the Servicing Release Premium	$103,063,188
403	Net Gain (Loss) on Sales of Servicing Rights	$57,783
404	Net Gain (Loss) from Servicing Valuations	$4,111,539
405	Net Gain (Loss) on Sale of Securities	$—
406	Net Gain (Loss) on Sale of OREO	$—
407	Retail Origination Fees	$171,521,937
408	Net Loan Administration Income	$6,478,406
409	Correspondent and Broker Fee Income	$4,734,765
410	Other Retail Origination Income	$35,113,830
411	Other Income (Loss) Related to Mortgage Lending Activities	$—
412	Other Income (Loss) Not Related to Mortgage Lending Activities	$—
413	Total Revenue	$363,805,402

Statement of Equity

Line Item #	Title	Value
500	Balance at Beginning of the Year, as Reported	$67,137,243
501	Prior Period Adjustments	$—
502	Balance at Beginning of the Year, Restated	$67,137,243
503	Net Income	$65,128,275
504	Dividend / Distribution	$(69,682,378)
505	Contributions - from Cash Flow Statement	$—
506	Contributions - non-cash	$—
507	Other Equity	$—
508	Ending Balance	$62,583,140

Net Worth

Line Item #	Title	Value
600	FHA Servicing Portfolio	$34,393,736
601	FHA Originations	$938,462,597
602	FHA Purchases	$—
603	Subtotal - FHA Loan Activity	$972,856,333
604	FHA Origination Servicing Retained	$34,566,863
605	FHA Purchase Servicing Retained	$—
606	Subtotal - Servicing Retained Adjustments	$34,566,863
607	Total Adjusted FHA Loan Activity	$938,289,470
608	Net Worth Required Baseline	$1,000,000
609	Additional Net Worth Required	$9,132,895
610	Total Minimum Net Worth Required	$2,500,000
611	Stockholder Equity - Ending Balance	$62,583,140
612	Total Unacceptable Assets	$1,890,746
613	Adjusted Net Worth	$60,692,394
614	Adjusted Net Worth Above/Below Required Minimum Amount	$58,192,394

Liquidity

Line Item #	Title	Value
700	Cash and Cash Equivalents	$42,944,205
701	Trading Account Securities	$—
702	Total of Liquid Assets per HUD Guidelines	$42,944,205
703	Liquid Assets Required	$500,000
704	Liquid Assets Above/Below Required Amount	$42,444,205

INDEPENDENT AUDITOR’S REPORT ON COMPLIANCE FOR EACH MAJOR HUD PROGRAM AND REPORT ON INTERNAL CONTROL OVER COMPLIANCE REQUIRED BY THE CONSOLIDATED AUDIT GUIDE FOR AUDITS OF HUD PROGRAMS

INDEPENDENT AUDITOR’S REPORT

To the Board of Members of
Bay Equity, LLC
Concord, CA

Report on Compliance for Each Major Program

Opinion on Each Major Program

We have audited Bay Equity, LLC’s (the Company) compliance with the compliance requirements described in the Consolidated Audit Guide for Audits of HUD Programs (Audit Guide) that could have a direct and material effect on each of the Company’s major U.S. Department of Housing and Urban Development (HUD) programs for the year ended December 31, 2021. The Company’s major HUD programs and the related direct and material compliance requirements are as follows:

NAME of MAJOR PROGRAM	Direct and Material Compliance Requirements
All Lenders Title II	Quality Control Plan, Branch Office Requirements, Loan Origination, Loan Servicing, Federal Financial and Activity Reports, Lender Annual Recertification, Adjusted Net Worth, Liquidity and Licensing, Loan Settlement, Escrow Accounts, Kickbacks
GNMA	Federal financial reports, eligibility to issue mortgage-back securities, review of custodial documents, issuer’s administration of pooled mortgages, review of monthly accounting reports and quarterly submissions, securities marketing and trading practices, adjusted net worth, institution-wide capital requirements and liquid assets requirements

In our opinion, the Company complied, in all material respects, with the compliance requirements referred to above that could have a direct and material effect on each of its major HUD programs for the year ended December 31, 2021.
800.221.2509 | Flower Mound | 4880 Long Prairie Road, Suite 100 | Flower Mound, TX 75028 | p 972.221.2500 | f 972.436.887
khaaccountants.com | Denton | 2717 Wind River Lane, Suite 130 | Denton, TX 76210 | p 940.591.9300 | f 940.591.9334

Basis for Opinion on Each Major Program

We conducted our audit of compliance in accordance with auditing standards generally accepted in the United States of America (GAAS); the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States; and the Audit Guide. Our responsibilities under those standards and the Audit Guide are further described in the Auditor’s Responsibilities for the Audit of Compliance section of our report.

We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with relevant ethical requirements relating to our audit. We believe that our audit evidence provides a reasonable basis for our opinion on compliance for each major HUD program. Our audit does not provide a legal determination of the Company’s compliance with the compliance requirements referred to above.

Responsibilities of Management for Compliance

Management is responsible for compliance with the requirements referred to above and for the design, implementation, and maintenance of effective internal control over compliance with the requirements of laws, regulations, rules, and provisions of contracts or grant agreements applicable to the Company’s HUD programs.

Auditor’s Responsibilities for the Audit of Compliance

Our objectives are to obtain reasonable assurance about whether material noncompliance with the compliance requirements referred to above occurred, whether due to fraud or error, and express an opinion on the Company’s compliance based on our audit. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS, Government Auditing Standards, and the Audit Guide will always detect material noncompliance when it exists. The risk of not detecting material noncompliance resulting from fraud is higher than for that resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Noncompliance with the compliance requirements referred to above is considered material if there is a substantial likelihood that, individually or in the aggregate, it would influence the judgment made by a reasonable user of the report on compliance about the Company’s compliance with the requirements of each major HUD program as a whole.

In performing an audit in accordance with GAAS, Government Auditing Standards, and the Audit Guide, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material noncompliance, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the Company’s compliance with the compliance requirements referred to above and performing such other procedures as we considered necessary in the circumstances.
•Obtain an understanding of the Company’s internal control over compliance relevant to the audit in order to design audit procedures that are appropriate in the circumstances and to test and report on internal control over compliance in accordance with the Audit Guide, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over compliance. Accordingly, no such opinion is expressed.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and any significant deficiencies and material weaknesses in internal control over compliance that we identified during the audit.

Report on Internal Control Over Compliance

A deficiency in internal control over compliance exists when the design or operation of a control over compliance does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, noncompliance with the compliance requirements of a HUD program on a timely basis. A material weakness in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance, such that there is a reasonable possibility that material noncompliance with a compliance requirement of a HUD program will not be prevented, or detected and corrected, on a timely basis. A significant deficiency in internal control over compliance is a deficiency, or a combination of deficiencies, in internal control over compliance with a compliance requirement of a HUD program that is less severe than a material weakness in internal control over compliance, yet important enough to merit attention by those charged with governance.

Our consideration of internal control over compliance was for the limited purpose described in the Auditor’s Responsibilities for the Audit of Compliance section and was not designed to identify all deficiencies in internal control over compliance that might be material weaknesses or significant deficiencies. We did not identify any deficiencies in internal control over compliance that we consider to be material weaknesses, as defined above. However, material weaknesses or significant deficiencies in internal control over compliance may exist that were not identified.

Our audit was not designed for the purpose of expressing an opinion on the effectiveness of internal control over compliance. Accordingly, no such opinion is expressed.

The purpose of this report on internal control over compliance is solely to describe the scope of our testing of internal control over compliance and the results of that testing based on the requirements of the Audit Guide. Accordingly, this report is not suitable for any other purpose.

Flower Mound, Texas
March 22, 2022

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

INDEPENDENT AUDITOR’S REPORT

To the Board of Members
Bay Equity, LLC
Concord, California

We have audited, in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, the financial statements of Bay Equity, LLC (the Company), which comprise the balance sheet as of December 31, 2021, and the related statements of income, changes in members’ equity, and cash flows for the year then ended and the related notes to the financial statements, and have issued our report thereon dated March 22, 2022.

Report on Internal Control over Financial Reporting

In planning and performing our audit of the financial statements, we considered the Company’s internal control over financial reporting (internal control) as a basis for designing audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we do not express an opinion on the effectiveness of the Company’s internal control.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected, on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control that might be material weaknesses or significant deficiencies. Given these limitations, during our audit we did not identify any deficiencies in internal control that we consider to be material weaknesses. However, material weaknesses may exist that have not been identified.

800.221.2509 | Flower Mound | 4880 Long Prairie Road, Suite 100 | Flower Mound, TX 75028 | p 972.221.2500 | f 972.436.887
khaaccountants.com | Denton | 2717 Wind River Lane, Suite 130 | Denton, TX 76210 | p 940.591.9300 | f 940.591.9334

Report on Compliance and Other Matters

As part of obtaining reasonable assurance about whether the Company's financial statements are free from material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grant agreements, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of This Report

The purpose of this report is solely to describe the scope of our testing of internal control and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the entity’s internal control or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the entity’s internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

Flower Mound, Texas
March 22, 2022